UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):October 31, 2012 (October 30, 2012)

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

20 Trafalgar Square
Nashua, New Hampshire 03063
(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 31, 2012, GT Advanced Technologies Inc. (the “Company”) announced that its revenue for the third quarter ending September 29, 2012 would be at the low end of its previously stated guidance range of $110 million to $140 million.The information regarding the Company’s expected revenue for the third quarter ended September 29, 2012, including that referenced in this Item 2.02 and as included in the press release attached as Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 2.05  Costs Associated with Exit or Disposal Activities

On October 31, 2012, the Company announced that it had implemented cost reduction actions which included a 25% reduction in the Company’s global workforce. The Company estimates that, when fully implemented, the workforce reduction is expected to reduce the Company’s annualized expenses by approximately $13 million.  The Company expects to record restructuring charges associated with thesecost reduction actions in the amount of approximately $4.2 million in the quarter ending December 31, 2012.  These charges are principally related to termination benefits and facility exit costs associated with the reduction in global force. The above amount is preliminary and subject to change as we finalize our assessment of the charges.

A copy of the press release announcing these cost reduction actions is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2012,the Company announced that, in connection with streamlining its worldwide operations, it has appointed Daniel Squiller, President, PV and Worldwide Operations, as the President of the Company’s new Crystal Growth Systems (the “CGS”) group, which appointment was effective October 30, 2012.  The CGS group combines the Company’s photovoltaic (“PV”), polysilicon and sapphire business units, as well as worldwide operations.  As a result of this, Mr. Squiller is the Company’s principal operating officer.  In addition, the Company announced that David Keck, a named executive officer, will assume the role of executive vice president and general manager of the PV and polysilicon unit and Cheryl Diuguid, an executive officer, will continue to lead the sapphire business unit as executive vice president and general manager. David Gray (a named executive officer), Ph.D., chief strategy officer, Vikram Singh (an executive officer), Ph.D., executive vice president of advanced systems development and R&D, and Jeff Ford (a named executive officer), vice president and general manager of DSS business development, will report directly to Tom Gutierrez, the Company’s President and Chief Executive Officer, regarding the Company’s business development, diversification and next generation technology initiatives.

A copy of the press release announcing these organization changes, issued on October 31, 2012, is attached hereto as Exhibit 99.1.

Before joining GT in July, 2012, from October 2003 to July 2012, Daniel Squiller was CEO at PowerGenix, a high-power, clean tech battery technology producer. Prior to PowerGenix, from 1998 to October 2003, Mr. Squiller was president of the Power Components Division of Invensys plc, a provider of advanced technologies that enable manufacturing and energy-generating facilities, mainline and mass transit rail networks and appliances to operate safely and in an energy-efficient manner.  From 1996 to 1998, Mr. Squiller served as Vice President, Worldwide OEM Programs of Powerware, a provider of UPS and associated services.

At the time that Mr. Squiller was hired by the Company, the Company executed an employment agreement (the “Employment Agreement”) with Mr. Squiller dated June 18, 2012. Under the terms of the Employment Agreement, Mr. Squiller is entitled to: (i) an initial annual base salary of $500,000, (ii) participation in the Company’s 162(m) cash incentive plan, a cash bonus payment program, with a target bonus equal to 100% of Mr. Squiller’s annual base salary for the transition year ending December 31,  2012 (pro-rated for the number of days he was employed with the Company during the transition period), provided, however, Mr. Squiller is eligible to receive a minimum bonus of $250,000 (pro-rated for the number of days he was employed with the Company during transition period), (iii) a grant under the Company’s 2011 Equity Incentive Plan of 746,269 restricted stock units upon commencement of employment with the Company, (iv) a one-time sign-on bonus award of $200,000 upon execution of the agreement, and (v) a severance payment equal to twelve months base salary upon termination of employment under certain circumstances.

Subject to Mr. Squiller’s continued employment with the Company, the restricted stock units vest over four years in four equal annual installments commencing on the first anniversary of the grant date. The restricted stock units are subject to accelerated vesting in the event of termination of Mr. Squiller’s employment within certain periods of time following a change of control of the Company.

There is no arrangement or understanding pursuant to which Mr. Squiller was selected as President of the Crystal Growth Systems group and no family relationship between Mr. Squiller and any director or executive officer of the Company. Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Squiller under Item 404(a) of Regulation S-K and none have been proposed.

Item 7.01  Regulation FD Disclosure

The Company hereby furnishes the information set forth in the press release issued on October 31, 2012, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in the press release attached as Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated October 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ Hoil Kim
Date: October 31, 2012	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary